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                                                                    Exhibit 10.1

                   AMENDED AND RESTATED REDEMPTION AGREEMENT

                                 April 7, 1994


          The REDEMPTION AGREEMENT dated November 19, 1985, between MEDIA

GENERAL, INC., a Virginia corporation (the "Company"), and D. TENNANT BRYAN (the

"Shareholder"), and amended and restated as of January 29, 1988, is hereby amended and restated as of April 7, 1994, as follows:

                                   RECITALS:


          A.   The Shareholder owns 2,179,491 shares of the Company's Class A common stock (the "Shares") as of the date of this Agreement.


          B.   The Shareholder wishes to ensure that his estate will be able to sell a sufficient number of the Shares to pay a portion of the federal and state transfer taxes and expenses incurred as a result of the Shareholder's death.


          C.    The Company believes it is in its best interests and the best interests of its remaining shareholders to be in a position to redeem a portion of the Shares from the Shareholder's estate for a number of reasons, including among others, an ability to purchase a portion of the Shares at a discount from prevailing market prices.


          D.   The parties intend that payments in redemption of any of the

Shares pursuant to this Agreement qualify as distributions in payment for the

Shares pursuant to section 303(a) of the Internal Revenue Code of 1986, as amended (the "Code").


          Therefore in consideration of the foregoing and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:



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          1.   Purchase of Shares.  Following the death of the Shareholder, the

Company shall have the right to purchase from the Shareholder's Personal

Representative, and the Personal Representative shall have the right to sell to the Company, upon proper notice to the other party pursuant to Section 3 and on the terms and conditions set forth in this Agreement, the number of the Shares designated by the Company or the Personal Representative, as the case may be,

pursuant to Section 3.


          2.   Purchase Price.  The purchase price for each of the Shares purchased will equal 90 percent of the average daily closing price for a share of the Company's Class A common stock in the principal market in which the

Shares are traded on trading days falling within the 91 calendar day period preceding the date that is 30 days after the date of the Shareholder's death

(the "Purchase Price").


          3.   Number of Shares to be Purchased.  The number of the Shares that the Company shall purchase from the Personal Representative, if any, shall be within the discretion of the party, i.e., the Company or the Personal

Representative, as the case may be, that elects by appropriate notice pursuant to this Section 3, to have some of the Shares so purchased (the "Electing

Party").  Notwithstanding the foregoing, however, the largest number of Shares that the Electing Parties collectively may elect to have the Company purchase shall be the lesser of:  (a) 15 percent of the Shares owned by the Shareholder at his death; and (b) the number of the Shares (to the nearest Share) obtained by dividing (i) the sum of the estate, inheritance, legacy, and succession taxes

(including any interest collected as a part of such taxes) imposed because of the Shareholder's death, and the amount of the funeral and administrative expenses allowable as deductions to the Shareholder's estate under section 2053 of the Code, by (ii) the Purchase Price per share.  The Electing Party shall notify the other party of the number of the Shares it elects to have the Company
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purchase as soon as possible after the Shareholder's death, but in no event later than seven months after the Shareholder's death.  If either party elects to have the Company purchase some of the Shares, then the Personal

Representative shall notify the Company whether the Personal Representative has elected, anticipates electing or has obtained permission to extend the period of time for paying Federal and Virginia estate taxes owed by the Shareholder's estate.  Any election hereunder shall be without prejudice to the right of the other party to elect, by appropriate notice pursuant to this Section 3, to have the Company purchase such additional number of the Shares as shall cause the total number purchased by the Company not to exceed the maximum number permitted by this Section 3.


          4.   Closing and Payment


               (a)  Closing.   The closing for any purchase of the Shares

pursuant to this Agreement shall take place at the principal office of the

Company, 333 East Grace Street, Richmond, Virginia, on or before the forty-fifth

(45th) day following the date the Electing Party notifies the other party of its election to have some of the Shares purchased pursuant to Section 3 of this

Agreement.  Except as otherwise provided in Section 4(b) hereof, the payment of the purchase price shall be made by the Company by "same day funds" against delivery by the Personal Representative of a certificate or certificates for the

Shares to be purchased free and clear of any liens or encumbrances, other than unpaid Federal and Virginia estate taxes, and in proper form and duly endorsed for transfer to the Company.


          (b) Installment Payments.  Notwithstanding the provisions of Section

4(a) hereof, if the Personal Representative shall elect or shall provide notice to the Company of its intention to elect to extend the time for payment of

Federal estate taxes owed by the Shareholder's estate pursuant to section 6166 of the Code, or shall obtain permission from the Internal Revenue Service to
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extend the time for such payment pursuant to section 6161 of the Code, then, at the option of the Company, the Company's payment of the purchase price at the closing may be made partly in "same day funds" and partly by a nontransferable term installment note.


               (1) Section 6166 Election.  If, prior to the closing of any purchase of Shares, the Personal Representative shall have made an election or shall have provided notice of its intention to make an election pursuant to section 6166 of the Code, then the portion of the purchase price paid in

     "same day funds" shall be an amount determined by multiplying (i) the product of the Purchase Price and the number of Shares to be purchased at the closing (the "closing purchase price"), by (ii) a fraction, the numerator of which shall be the amount of the federal and Virginia estate taxes not paid in installments under section 6166 of the Code, and the denominator of which shall be the total federal and Virginia estate taxes owed by the Shareholder's estate.  For example, if the closing purchase price is $10X, the total federal and Virginia estate taxes are $50X, and the amount of federal and Virginia estate taxes not paid in installments under section 6166 of the Code is $5X, then the portion of the purchase price paid in same day funds shall be not less than $10X multiplied by

     $5X/$50X, or $1X.  The installment note shall provide for payments of principal and interest to be made five days before any day on which payments of estate taxes and interest will be made and for which the

     Personal Representative shall have provided at least fifteen days' notice.

     Until the total closing purchase price shall have been paid, the principal amount of each such installment payment shall be determined by multiplying the closing purchase price by a fraction, the numerator of which shall be the principal amount of the federal and Virginia estate taxes then being paid, and the denominator of which shall be the total federal and Virginia

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     estate taxes owed by the Shareholder's estate without reduction for any such taxes previously paid.  The installment note shall bear interest on the unpaid balance of the closing purchase price, from the closing date,

     payable at such times as installments of principal are payable, at such rate or rates as shall equal the rate or rates of interest payable by the

     Shareholder's estate with respect to the unpaid portion of the estate tax.


               (2) Section 6161 Extension.  If, prior to the closing of any purchase of Shares, the Personal Representative shall have obtained permission from the Internal Revenue Service to extend the time for payment of Federal estate taxes pursuant to section 6161 of the Code, then the portion of the closing purchase price paid in same day funds shall be the greater of (i) the portion of the closing purchase price that would be required to be paid in same day funds pursuant to Section 4(b)(1) above if an election had been made pursuant to section 6166, and (ii) the sum of the

     Shareholder's debts at the time of his death, specific cash bequests in the

     Shareholder's will or any trust agreement, and the reasonably anticipated costs of administering the Shareholder's estate for the first year of such administration.  The installment note shall provide for payments of principal and interest to be made five days before any day on which payments of estate taxes and interest will be made and for which the

     Personal Representative shall have provided at least fifteen days' notice,

     but not less often than annually.  Until the total closing purchase price shall have been paid, the principal amount of each such installment payment shall be not less than the sum of (i) an amount which shall be determined by multiplying the closing purchase price by a fraction, the numerator of which shall be the principal amount of the federal and Virginia estate taxes then being paid, and the denominator of which shall be the total federal and Virginia estate taxes owed by the Shareholder's estate without reduction for any such taxes previously paid, and (ii) the administrative
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     expenses of the estate reasonably anticipated to be payable within the next twelve months.  The installment note shall bear interest on the unpaid balance of the closing purchase price, from the closing date, payable at such times as installments of principal are payable, at such rate or rates as shall equal the rate or rates of interest payable by the Shareholder's estate with respect to the unpaid portion of the estate tax.


          5.   Effect of Stock Splits.  If the number of outstanding shares of the Company increases between the Shareholder's death and the date of the closing as set forth in Section 4 of this Agreement as a result of a stock split or stock dividend, the Purchase Price and the number of the Shares to be purchased under Section 3 of this Agreement shall be adjusted accordingly.



          6.   Limitations on the Company's Obligation to Repurchase


          (a)  No Impairment of the Company's Capital.  Notwithstanding any

other provision of this Agreement, no redemption of Shares shall be made by the

Company if the capital of the Company is then impaired or if the redemption of the Shares would cause any impairment of the capital of the Company within the meaning of Sec. 13.1-653(C)(2) of the Virginia Stock Corporation Act or any

similar applicable statute or regulation, or if the Company is then insolvent or unable to pay its debts as they become due in the usual course of business or the redemption of the Shares would render the Company insolvent or unable so to pay its debts within the meaning of Sec. 13.1-653(C)(1) of the Virginia Stock

Corporation Act or any similar applicable statute or regulation.


          (b) Compliance with Securities Laws.  Notwithstanding any other provision of this Agreement, the Company shall not be obligated to redeem the

Shares if, in the opinion of the Company or its counsel, to do so would cause the Company to violate applicable federal or state securities laws, rules or regulations, or to violate any obligation imposed on the Company by such laws,
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rules or regulations or administrative or court decision thereunder.

          (c) Suspension of Obligation to Redeem the Shares.  If, pursuant to

Section 6(a) or 6(b) hereof, the Company does not redeem the Shares at the initial date for such redemption set forth in Section 4(a) above, then the

Company shall notify the Personal Representative as soon as the condition precluding the redemption no longer applies, and then will redeem the Shares within forty-five (45) days following the delivery of a new notification to or receipt of a new notification from the Personal Representative pursuant to

Section 3 hereof; provided, however, that the Personal Representative shall not be obligated to sell the Shares if, in the opinion of its counsel, to do so would cause it to violate applicable federal or state securities laws, rules or regulations, or to violate any obligation imposed on the Personal Representative by such laws, rules or regulations or administrative or court decision thereunder or incur a liability under Section 16(b) of the Securities Exchange

Act of 1934 or the corresponding provision of any subsequent law.  The

Shareholder's estate shall continue to be the owner of the Shares for all purposes, until the closing of any purchase of the Shares.  In the event that the condition precluding the redemption continues for a period of twelve (12)

consecutive months following the delivery of the initial notice to or receipt of the initial notice from the Personal Representative pursuant to Section 3 hereof, then the Company shall so notify the Personal Representative and any further obligation or right of the Company to redeem the Shares under this

Agreement shall cease and be of no further force or effect.  The Company shall not be liable to any person for any failure to redeem the Shares by reason of the prohibitions set forth in this Section 6.


          7.   Notices.  All notices under this Agreement must be in writing,

and shall be duly given if delivered by hand or by certified mail to the following address or such other address as either party may hereafter designate by written notice to the other:  to the Company at 333 East Grace Street,

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Richmond, Virginia  23219, Attention:  Chief Financial Officer; to the


Shareholder at 211 Ampthill Road, Richmond, Virginia  23226; and to any Personal

Representative of the Shareholder at such address as the Personal Representative shall give in writing to the Company.  If mailed, notice shall be deemed given on the date of delivery shown on any post office receipt or, if none, on the fifth (5th) day after deposit of such notice in the United States mail with first class postage prepaid.


          8.   Personal Representative Defined.  For purposes of this Agreement,

the term "Personal Representative" shall include the following acting together as a group:  (a) the executors or administrators of the Shareholder's estate;

(b) the trustees of any trust created by the Shareholder (either at the

Shareholder's death or during the Shareholder's lifetime); and (c) any other fiduciary acting in any similar capacity.


          9.   Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the Company and its successor or assigns and upon the Shareholder, his heirs, and his Personal Representative, and each member of the group constituting his Personal Representative.


          10.  Applicable Law.  This Agreement shall be governed by and construed according to the laws of the Commonwealth of Virginia.


          11.  Modification.  No change or modification to this Agreement shall be effective unless it is in writing and signed by each of the parties.













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          IN WITNESS WHEREOF, the parties hereto have executed

this Agreement as of the date and year first above written.


                                 /s/D. Tennant Bryan
                              ---------------------------

                                  D. Tennant Bryan


                              Date:  13 April '94
                                   ----------------------


                              MEDIA GENERAL, INC.

                              By:/s/ Marshall N. Morton
                              ---------------------------

                                Senior Vice President and
                                 Chief Financial Officer


                              Date:  4/13/94
                                   ----------------------